Exhibit 24




CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Annual Report (Form 10-K) of American Stores Company of our report dated March 15, 1996, included in the 1995 Annual Report to Shareholders of American Stores Company.

We also consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 2-71032; 33-25613; 2-94235; 33-48203; 33-48204;
33-08801; 33-32150; 33-63869 and S-3 Nos. 33-41640 and 33-52331) of our report dated March 15, 1996, with respect to the consolidated financial statements incorporated by reference in this Annual Report (Form 10-K) for the year ended February 3, 1996.






                                   ERNST & YOUNG LLP

Salt Lake City, Utah
April 18, 1996